UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2023

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1500 District Avenue
Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

The Board of Directors of InVivo Therapeutics Holdings Corp. (the “Company”) has established December 29, 2023 as the date of the 2023 Annual Meeting of Stockholders of the company (the “Annual Meeting”). The Annual Meeting date, the record date for the Annual Meeting and detailed information regarding the proposals to be presented at the Annual Meeting will be set forth in our Definitive Proxy Statement on Schedule 14A to be filed with the Securities and Exchange Commission (“SEC”). Since the Annual Meeting will take place more than 30 following the anniversary of the 2022 Annual Meeting of Shareholders, the due dates for the submission of any qualified shareholder proposal or qualified shareholder nominations under applicable SEC rules and our Amended and Restated Bylaws (the “Bylaws”) listed in our Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting, filed with the SEC on August 18, 2022, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to be received by the company no later than 10 calendar days following the date of this 8-K and must comply with all of the applicable requirements set forth in the rules and regulations of under the Securities Exchange Act of 1934, as amended, and the Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: November 30, 2023	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer